EXHIBIT 10.02

                         RIGAS CLASS B VOTING AGREEMENT

                  THIS VOTING AGREEMENT (this "Voting Agreement") is dated as of March 5, 1999 among Century Communications Corp., a New Jersey corporation ("Century"), and certain of the holders of Class B Common Stock of Adelphia Communications Corporation, a Delaware corporation (the "Company"), identified on Schedule 1 (the "Class B Stockholders").

                                    RECITALS

                  A. The Company, Adelphia Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), and Century have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), providing for the merger of Century with and into Merger Sub, on the terms, and subject to the conditions, set forth therein.

                  B As an inducement to Century to enter into the Merger Agreement and to incur the obligations set forth therein, the Class B Stockholders have agreed to enter into this Voting Agreement concurrently with the execution and delivery of the Merger Agreement.

                  In consideration of the premises and the respective representations, warranties, covenants, and agreements set forth herein, the Class B Stockholders agree as follows.

                  Section 1. Definitions. Capitalized terms used but not defined herein will have the meanings ascribed to them in the Merger Agreement.

                  Section 2. Representations and Warranties of the Class B Stockholders. Each Class B Stockholder, severally and not jointly, represents and warrants to Century in respect to himself as follows:

                  (a) Authority. Such Class B Stockholder has all requisite power and authority to enter into this Voting Agreement and to comply with its obligations hereunder. This Voting Agreement has been duly executed and delivered by such Class B Stockholder and constitutes the valid and binding obligation of such Class B Stockholder, enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally and by equitable principles of general applicability.

                  (b) Non-contravention. The execution and delivery of this Voting Agreement do not, and compliance with such Class B Stockholder's obligations hereunder will not, (i) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to such Class B Stockholder or the Certificate of Incorporation or By-laws of the Company; (ii) result in a breach or violation of or constitute a default (or an event that with the giving of notice or the lapse of time or both would constitute a default) under or require any consent, approval or authorization under any provision of any agreement for borrowed money that is secured by a Lien upon the Class B Common Stock owned by such Class B Stockholder or any trust or similar agreement applicable to the Class B Common Stock owned by such Class B Stockholder.

                  (c) Ownership. Such Class B Stockholder is the record and beneficial owner of, and has valid title to, the shares of Class B Common Stock (the "Class B Shares") and Options, if any, set forth opposite the name of such Class B Stockholder on Schedule 1 free and clear of any Lien (other than any Lien deemed to be created hereby and restrictions arising under federal and state securities laws and that certain Class B Stockholder Agreement, dated as of July 1, 1986, by and among the Company, the Class B Stockholders and certain other holders of the Class B Common Stock of the Company (the "Rigas Class B Stockholder Agreement")). Except as set forth in the Rigas Class B Stockholder Agreement, such Class B Stockholder has the sole right to vote such Class B Shares and any shares of Class A Company Common Stock issuable on exercise of such Options or on conversion of such Class B Shares. Nothing contained in the Rigas Class B Stockholder Agreement will limit the ability of any Class B Stockholder from complying with his obligations under this Agreement.

                  (d) Merger Agreement. Each Class B Stockholder understands and acknowledges that Century is entering into the Merger Agreement in reliance upon the Class B Stockholder's execution and delivery of this Agreement.

                  Section 3. Agreement to Vote. Until the earlier of (i) termination of the Merger Agreement pursuant to Section 9.01 thereof or (ii) the Effective Time, each Class B Stockholder, severally and not jointly, agrees that, at any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which his vote, consent or approval (including written consent) is sought, such Class B Stockholder will vote, or cause to be voted (including by execution of a written consent), his Class B
Shares: (i) in favor of each item or proposal of the Company necessary to effect the Merger and each of the other transactions contemplated by the Merger Agreement and the calling of any stockholder meeting to consider any of the foregoing; and (ii) against any amendment to the Company's Certificate of Incorporation or By-laws or other proposal, which amendment or proposal would impede, frustrate, prevent or nullify the Merger or the Merger Agreement or any of the transactions contemplated by the Merger Agreement or change the voting rights of any class of capital stock of the Company.

                  Section 4. Covenants of the Class B Stockholders. Until the termination of this Voting Agreement pursuant to Section 5, each Class B Stockholder, severally and not jointly, agrees as follows:

                  (a) Except as provided in the immediately succeeding sentence or pursuant to this Voting Agreement, such Class B Stockholder will not: (i) sell, transfer, pledge, assign or otherwise encumber or dispose of (a "Transfer"), or enter into any contract, option or other arrangement with

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respect to a Transfer of, such Class B Stockholder's Class B Shares to any
Person; (ii) convert such Class B Shares to Class A Common Stock; or (iii) enter into any voting arrangement, whether by proxy, power of attorney, voting agreement, voting trust or otherwise, with respect to the Class B Shares, other than any agreement that amends or restates the Rigas Class B Stockholder Agreement and that is not inconsistent with the obligations of such Class B Stockholder hereunder. Each Class B Stockholder, for estate planning or similar purposes, may, on notice to Century, Transfer Class B Shares to a transferee following the due execution and delivery to Century by such transferee of a counterpart to this Voting Agreement.

                  (b) Such Class B Stockholder will not take any action that would in any way restrict, limit or interfere with the performance of such Class B Stockholder's obligations hereunder or the transactions contemplated hereby.

                  Section 5. Termination. This Agreement will terminate on the earlier of (i) June 5, 2000, (ii) the Effective Time or (iii) termination of the Merger Agreement pursuant to Section 9.01 thereof.

                  Section 6. Stockholder Capacity. No Class B Stockholder who is a director or officer of the Company makes any agreement in this Voting Agreement in his capacity as such director or officer. Each Class B Stockholder is entering into this Voting Agreement solely in such Person's capacity as a stockholder of the Company. The provisions of this Voting Agreement shall not apply to actions taken or omitted to be taken by any such Person in his capacity as a director or office of the Company.

                  Section 7. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in a court of the United States. This being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

                  EACH CLASS B STOCKHOLDER AGREES THAT, IN CONNECTION WITH ANY LEGAL SUIT OR PROCEEDING ARISING WITH RESPECT TO THIS AGREEMENT, IT SHALL SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND AGREES TO VENUE IN SUCH COURTS. EACH CLASS B STOCKHOLDER HEREBY APPOINTS THE SECRETARY OF THE COMPANY AS HIS OR HER AGENT FOR SERVICE OF PROCESS FOR PURPOSES OF THE FOREGOING SENTENCE ONLY. EACH PARTY HERETO WAIVES ANY RIGHT TO JURY TRIAL IN CONNECTION WITH ANY SUCH SUIT OR PROCEEDING.

                  Section 8.        Miscellaneous.

                  (a) All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or by facsimile to the respective parties as follows:

                  If to Century:

                           Century Communications Corp.
                           50 Locust Avenue
                           New Canaan, CT  06840
                           Telephone:     203-972-2000
                           Facsimile:     203-972-2013
                           Attention:     Office of the President

                           with a copy to:

                           Gibson, Dunn & Crutcher LLP
                           200 Park Avenue
                           New York, NY  10166
                           Telephone:   (212) 351-4000
                           Facsimile:       (212) 351-4035
                           Attention:   Steven R. Finley

                  If to any of the Class B Stockholders, to their respective addresses set forth on Schedule 1, with a copy to:

                           Buchanan Ingersoll Professional Corporation
                           One Oxford Centre, 21st Floor
                           Pittsburgh, PA 15219
                           Telephone:  412-562-8839
                           Facsimile:  412-562-1041
                           Attention:  Bruce I. Booken
                                          Carl E. Rothenberger

or such other address or facsimile number as such party may specify for the purpose by written notice to the other parties. Each such notice, request or other communication will be effective: (i) if delivered in person, when such delivery is made at the address specified in this Section 8(a); (ii) if delivered by reputable overnight courier, the next business day after such notice, request or other communication is sent to the address specified in this
Section 8(a); or (iii) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 8(a) and the appropriate confirmation is received.

                  (b) The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto will not survive beyond the termination of this Voting Agreement.

                  (c) This Agreement may not be amended except by an instrument in writing signed on behalf of Century and Class B Stockholders holding a majority of the Class B Shares subject to this Agreement.

                  (d) This Agreement will be construed in accordance with and governed by the law of the State of Delaware applicable to agreements entered into and to be performed wholly within such State.

                  (e) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each party shall have received counterparts hereof signed by all of the other parties.

                           IN WITNESS WHEREOF, each of the parties has caused
this Voting Agreement to be duly executed as of the day and year first above written.


                          CENTURY COMMUNICATIONS CORP.



                             By: /s/ Scott Schneider
                                 Name:  Scott Schneider
                                 Title:  Chief Financial Officer




                                 /s/ John J. Rigas
                                 John J. Rigas



                                 /s/ Michael J. Rigas
                                 Michael J. Rigas



                                 /s/ Timothy J. Rigas
                                 Timothy J. Rigas



                                 /s/James P. Rigas
                                 James P. Rigas

                                   SCHEDULE 1


Class B Stockholder                     Class B Shares            Options

John J. Rigas
Adelphia Communications Corporation         5,785,055               None.
Main at Water Street
Coudersport, PA 16915
Telephone:  814-274-9830
Facsimile:  814-274-6586

==========================

Michael J. Rigas                            1,818,021               None.
Adelphia Communications Corporation
Main at Water Street
Coudersport, PA 16915
Telephone:  814-274-9830
Facsimile:  814-274-6586

==========================

Timothy J. Rigas                            1,818,021               None.
Adelphia Communications Corporation
Main at Water Street
Coudersport, PA 16915
Telephone:  814-274-9830
Facsimile:  814-274-6586

==========================

James P. Rigas                              1,053,685               None.
Adelphia Communications Corporation
Main at Water Street
Coudersport, PA 16915
Telephone:  814-274-9830
Facsimile:  814-274-6586

==========================